Exhibit 99.1

Regional Management Corp. Announces Second Quarter 2023 Results

- Net income of $6.0 million and diluted earnings per share of $0.63 -

- 30+ day contractual delinquencies of 6.9% as of June 30, 2023, an improvement of 30 basis points compared to March 31, 2023 -

- Continued early indications of improved credit performance in the second quarter -

Greenville, South Carolina – August 2, 2023 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the second quarter ended June 30, 2023.

“We are pleased with our second quarter results, which exceeded our expectations on both the top and bottom lines,” said Robert W. Beck, President and Chief Executive Officer of Regional Management Corp. “We produced $6.0 million of net income and $0.63 of diluted earnings per share. Loan demand remained strong in the quarter, allowing us to generate high-quality portfolio growth and near-record quarterly revenue while simultaneously maintaining a conservative credit posture. We also continued to closely manage our expenses while investing in our business, driving our annualized operating expense ratio down to 13.6% in the quarter. Our focus on portfolio quality, expense management, and strong execution of our core business has enabled us to deliver consistent, predictable, and superior results quarter after quarter.”

“Our portfolio’s early-stage delinquencies continue to benefit from several quarters of tightened underwriting criteria,” added Mr. Beck. “Overall, we ended the quarter with a 30+ day delinquency rate of 6.9%, a sequential improvement of 30 basis points from the first quarter. Looking ahead, while we have been encouraged by recent economic data indicating a strong labor market, moderating inflation, and real wage growth, we continue to be comfortable prioritizing higher credit quality over more rapid portfolio growth. However, we remain prepared to lean back into growth when justified by the economic conditions and the overall performance of our portfolio. As always, we look forward to continuing our delivery of controlled growth and profitability, sustainable returns, and long-term value to our shareholders.”

Second Quarter 2023 Highlights

•
Net income for the second quarter of 2023 was $6.0 million and diluted earnings per share was $0.63.

•
Net finance receivables as of June 30, 2023 were $1.7 billion, an increase of $163.3 million, or 10.7%, from the prior-year period.

- Large loan net finance receivables of $1.2 billion increased $178.5 million, or 16.8%, from the prior-year period and represented 73.3% of the total loan portfolio, compared to 69.4% in the prior-year period.

- Small loan net finance receivables were $444.6 million, a decrease of 2.3% from the prior-year period.

- Total loan originations were $399.0 million in the second quarter of 2023, a decrease of $27.3 million, or 6.4%, from the prior-year period.

•
Total revenue for the second quarter of 2023 was $133.5 million, an increase of $10.6 million, or 8.6%, from the prior-year period.

- Interest and fee income increased $8.3 million, or 7.6%, primarily due to higher average net finance receivables.

- Insurance income, net increased $1.0 million, or 9.6%, driven by portfolio growth.

•
Provision for credit losses for the second quarter of 2023 was $52.6 million, an increase of $7.2 million, or 15.8%, from the prior-year period.

- Annualized net credit losses as a percentage of average net finance receivables for the second quarter of 2023 were 13.1%, compared to 10.0% in the prior-year period.

- The provision for credit losses for the second quarter of 2023 included a reserve reduction of $2.4 million primarily due to changes in estimated future macroeconomic impacts on credit losses, partially offset by portfolio growth during the quarter.

- Allowance for credit losses was $181.4 million as of June 30, 2023, or 10.7% of net finance receivables.

•
As of June 30, 2023, 30+ day contractual delinquencies totaled $116.3 million, or 6.9% of net finance receivables, an improvement of 30 basis points compared to March 31, 2023.

The 30+ day contractual delinquency compares favorably to the company’s $181.4 million allowance for credit losses as of June 30, 2023.

•
General and administrative expenses for the second quarter of 2023 were $56.9 million, an increase of $2.8 million, or 5.1%, from the prior-year period.

•
The operating expense ratio (annualized general and administrative expenses as a percentage of average net finance receivables) for the second quarter of 2023 was 13.6%, a 110 basis point improvement compared to the prior-year period.

Third Quarter 2023 Dividend

The company’s Board of Directors has declared a dividend of $0.30 per common share for the third quarter of 2023. The dividend will be paid on September 14, 2023 to shareholders of record as of the close of business on August 23, 2023. The declaration and payment of any future dividend is subject to the discretion of the Board of Directors and will depend on a variety of factors, including the company’s financial condition and results of operations.

Liquidity and Capital Resources

As of June 30, 2023, the company had net finance receivables of $1.7 billion and debt of $1.3 billion. The debt consisted of:

•
$105.4 million on the company’s $420 million senior revolving credit facility,
•
$50.2 million on the company’s aggregate $375 million revolving warehouse credit facilities, and
•
$1.2 billion through the company’s asset-backed securitizations.

As of June 30, 2023, the company’s unused capacity to fund future growth on its revolving credit facilities (subject to the borrowing base) was $641 million, or 80.6%, and the company had available liquidity of [$147.2 million], including unrestricted cash on hand and immediate availability to draw down cash from its revolving credit facilities. As of June 30, 2023, the company’s fixed-rate debt as a percentage of total debt was 88%, with a weighted-average coupon of 3.6% and a weighted-average revolving duration of 1.6 years.

The company had a funded debt-to-equity ratio of 4.2 to 1.0 and a stockholders’ equity ratio of 18.7%, each as of June 30, 2023. On a non-GAAP basis, the company had a funded debt-to-tangible equity ratio of 4.4 to 1.0, as of June 30, 2023. Please refer to the reconciliations of non-GAAP measures to comparable GAAP measures included at the end of this press release.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (direct). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional’s website at www.RegionalManagement.com.

A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 19 states across the United States. Most of its loan products are secured, and each is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned; Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management's custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; any future public health crises (including the resurgence of COVID-19), including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	2Q 23	2Q 22	$	%	YTD 23	YTD 22	$	%
Revenue
Interest and fee income	$118,083	$109,771	$8,312	7.6%	$238,490	$217,402	$21,088	9.7%
Insurance income, net	11,203	10,220	983	9.6%	22,162	20,764	1,398	6.7%
Other income	4,198	2,880	1,318	45.8%	8,210	5,553	2,657	47.8%
Total revenue	133,484	122,871	10,613	8.6%	268,862	243,719	25,143	10.3%

Expenses
Provision for credit losses	52,551	45,400	(7,151)	(15.8)%	100,219	76,258	(23,961)	(31.4)%

Personnel	36,419	33,941	(2,478)	(7.3)%	75,016	69,595	(5,421)	(7.8)%
Occupancy	6,158	6,156	(2)	0.0%	12,446	11,964	(482)	(4.0)%
Marketing	3,844	4,108	264	6.4%	7,223	7,199	(24)	(0.3)%
Other	10,475	9,916	(559)	(5.6)%	21,534	20,463	(1,071)	(5.2)%
Total general and administrative	56,896	54,121	(2,775)	(5.1)%	116,219	109,221	(6,998)	(6.4)%

Interest expense	16,224	7,564	(8,660)	(114.5)%	33,006	7,505	(25,501)	(339.8)%
Income before income taxes	7,813	15,786	(7,973)	(50.5)%	19,418	50,735	(31,317)	(61.7)%
Income taxes	1,790	3,804	2,014	52.9%	4,706	11,970	7,264	60.7%
Net income	$6,023	$11,982	$(5,959)	(49.7)%	$14,712	$38,765	$(24,053)	(62.0)%
Net income per common share:
Basic	$0.64	$1.29	$(0.65)	(50.4)%	$1.57	$4.13	$(2.56)	(62.0)%
Diluted	$0.63	$1.24	$(0.61)	(49.2)%	$1.53	$3.94	$(2.41)	(61.2)%
Weighted-average common shares outstanding:
Basic	9,399	9,261	(138)	(1.5)%	9,363	9,396	33	0.4%
Diluted	9,566	9,669	103	1.1%	9,595	9,845	250	2.5%
Return on average assets (annualized)	1.4%	3.2%			1.7%	5.2%
Return on average equity (annualized)	7.6%	16.0%			9.3%	26.3%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except par value amounts)

			Increase (Decrease)
	2Q 23	2Q 22	$	%
Assets
Cash	$10,330	$7,928	$2,402	30.3%
Net finance receivables	1,688,937	1,525,659	163,278	10.7%
Unearned insurance premiums	(49,059)	(48,986)	(73)	(0.1)%
Allowance for credit losses	(181,400)	(167,500)	(13,900)	(8.3)%
Net finance receivables, less unearned insurance premiums and allowance for credit losses	1,458,478	1,309,173	149,305	11.4%
Restricted cash	131,132	144,802	(13,670)	(9.4)%
Lease assets	34,996	28,555	6,441	22.6%
Restricted available-for-sale investments	20,298	—	20,298	100.0%
Deferred tax assets, net	15,278	19,798	(4,520)	(22.8)%
Property and equipment	14,689	12,808	1,881	14.7%
Intangible assets	13,949	10,312	3,637	35.3%
Other assets	24,466	14,568	9,898	67.9%
Total assets	$1,723,616	$1,547,944	$175,672	11.3%
Liabilities and Stockholders’ Equity
Liabilities:
Debt	$1,344,855	$1,194,570	$150,285	12.6%
Unamortized debt issuance costs	(6,923)	(10,819)	3,896	36.0%
Net debt	1,337,932	1,183,751	154,181	13.0%
Lease liabilities	37,150	31,117	6,033	19.4%
Accounts payable and accrued expenses	27,032	34,492	(7,460)	(21.6)%
Total liabilities	1,402,114	1,249,360	152,754	12.2%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, none issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 14,636 shares issued and 9,829 shares outstanding at June 30, 2023 and 14,390 shares issued and 9,584 shares outstanding at June 30, 2022)	1,464	1,439	25	1.7%
Additional paid-in capital	116,202	108,345	7,857	7.3%
Retained earnings	354,346	338,943	15,403	4.5%
Accumulated other comprehensive loss	(367)	—	(367)	(100.0)%
Treasury stock (4,807 shares at June 30, 2023 and 4,807 shares at June 30, 2022)	(150,143)	(150,143)	-	—
Total stockholders’ equity	321,502	298,584	22,918	7.7%
Total liabilities and stockholders’ equity	$1,723,616	$1,547,944	$175,672	11.3%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(dollars in thousands, except per share amounts)

	Net Finance Receivables by Product
	2Q 23	1Q 23	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 22	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$444,590	$456,313	$(11,723)	(2.6)%	$455,253	$(10,663)	(2.3)%
Large loans	1,238,031	1,211,836	26,195	2.2%	1,059,523	178,508	16.8%
Retail loans	6,316	8,081	(1,765)	(21.8)%	10,883	(4,567)	(42.0)%
Total net finance receivables	$1,688,937	$1,676,230	$12,707	0.8%	$1,525,659	$163,278	10.7%
Number of branches at period end	347	344	3	0.9%	334	13	3.9%
Net finance receivables per branch	$4,867	$4,873	$(6)	(0.1)%	$4,568	$299	6.5%

	Averages and Yields
	2Q 23		1Q 23		2Q 22
	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)
Small loans	$443,601	34.5%	$467,851	35.0%	$437,226	35.8%
Large loans	1,223,339	26.0%	1,215,547	26.0%	1,023,546	27.4%
Retail loans	7,191	16.6%	8,954	18.6%	10,828	18.3%
Total interest and fee yield	$1,674,131	28.2%	$1,692,352	28.5%	$1,471,600	29.8%
Total revenue yield	$1,674,131	31.9%	$1,692,352	32.0%	$1,471,600	33.4%

(1) Annualized interest and fee income as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	2Q 23 Compared to 2Q 22
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Small loans	$571	$(1,409)	$(21)	$(859)
Large loans	13,691	(3,617)	(706)	9,368
Retail loans	(166)	(46)	15	(197)
Product mix	1,011	(901)	(110)	—
Total increase in interest and fee income	$15,107	$(5,973)	$(822)	$8,312

	Loans Originated (1)
	2Q 23	1Q 23	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	2Q 22	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$149,460	$109,484	$39,976	36.5%	$171,244	$(21,784)	(12.7)%
Large loans	249,514	193,571	55,943	28.9%	252,572	(3,058)	(1.2)%
Retail loans	—	146	(146)	(100.0)%	2,471	(2,471)	(100.0)%
Total loans originated	$398,974	$303,201	$95,773	31.6%	$426,287	$(27,313)	(6.4)%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	2Q 23	1Q 23	2Q 22
Net credit losses	$54,951	$42,668	$36,700
Percentage of average net finance receivables (annualized)	13.1%	10.1%	10.0%
Provision for credit losses	$52,551	$47,668	$45,400
Percentage of average net finance receivables (annualized)	12.6%	11.3%	12.3%
Percentage of total revenue	39.4%	35.2%	36.9%
General and administrative expenses	$56,896	$59,323	$54,121
Percentage of average net finance receivables (annualized)	13.6%	14.0%	14.7%
Percentage of total revenue	42.6%	43.8%	44.0%
Same store results (1):
Net finance receivables at period-end	$1,636,131	$1,619,407	$1,466,300
Net finance receivable growth rate	7.2%	12.3%	24.7%
Number of branches in calculation	329	325	310

(1) Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year.

	Contractual Delinquency by Aging
	2Q 23		1Q 23		2Q 22
Allowance for credit losses	$181,400	10.7%	$183,800	11.0%	$167,500	11.0%
Current	1,433,787	84.9%	1,438,354	85.8%	1,306,183	85.6%
1 to 29 days past due	138,810	8.2%	116,723	7.0%	124,810	8.2%
Delinquent accounts:
30 to 59 days	33,676	2.0%	27,428	1.6%	26,785	1.8%
60 to 89 days	24,931	1.5%	25,178	1.5%	24,420	1.6%
90 to 119 days	20,041	1.1%	23,148	1.4%	18,557	1.2%
120 to 149 days	18,087	1.1%	22,263	1.3%	12,528	0.8%
150 to 179 days	19,605	1.2%	23,136	1.4%	12,376	0.8%
Total contractual delinquency	$116,340	6.9%	$121,153	7.2%	$94,666	6.2%
Total net finance receivables	$1,688,937	100.0%	$1,676,230	100.0%	$1,525,659	100.0%
1 day and over past due	$255,150	15.1%	$237,876	14.2%	$219,476	14.4%

	Contractual Delinquency by Product
	2Q 23		1Q 23		2Q 22
Small loans	$40,894	9.2%	$45,600	10.0%	$41,984	9.2%
Large loans	74,637	6.0%	74,606	6.2%	51,763	4.9%
Retail loans	809	12.8%	947	11.7%	919	8.4%
Total contractual delinquency	$116,340	6.9%	$121,153	7.2%	$94,666	6.2%

	Income Statement Quarterly Trend
	2Q 22	3Q 22	4Q 22	1Q 23	2Q 23	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$109,771	$116,020	$117,432	$120,407	$118,083	$(2,324)	$8,312
Insurance income, net	10,220	11,987	10,751	10,959	11,203	244	983
Other income	2,880	3,445	3,833	4,012	4,198	186	1,318
Total revenue	122,871	131,452	132,016	135,378	133,484	(1,894)	10,613
Expenses
Provision for credit losses	45,400	48,071	60,786	47,668	52,551	(4,883)	(7,151)
Personnel	33,941	36,979	34,669	38,597	36,419	2,178	(2,478)
Occupancy	6,156	5,848	5,997	6,288	6,158	130	(2)
Marketing	4,108	3,940	4,239	3,379	3,844	(465)	264
Other	9,916	11,397	10,238	11,059	10,475	584	(559)
Total general and administrative	54,121	58,164	55,143	59,323	56,896	2,427	(2,775)
Interest expense	7,564	11,863	14,855	16,782	16,224	558	(8,660)
Income before income taxes	15,786	13,354	1,232	11,605	7,813	(3,792)	(7,973)
Income taxes	3,804	3,286	(1,159)	2,916	1,790	1,126	2,014
Net income	$11,982	$10,068	$2,391	$8,689	$6,023	$(2,666)	$(5,959)
Net income per common share:
Basic	$1.29	$1.09	$0.26	$0.93	$0.64	$(0.29)	$(0.65)
Diluted	$1.24	$1.06	$0.25	$0.90	$0.63	$(0.27)	$(0.61)
Weighted-average shares outstanding:
Basic	9,261	9,195	9,199	9,325	9,399	(74)	(138)
Diluted	9,669	9,526	9,411	9,622	9,566	56	103

	Balance Sheet Quarterly Trend
	2Q 22	3Q 22	4Q 22	1Q 23	2Q 23	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$1,547,944	$1,606,550	$1,724,987	$1,701,114	$1,723,616	$22,502	$175,672
Net finance receivables	$1,525,659	$1,607,598	$1,699,393	$1,676,230	$1,688,937	$12,707	$163,278
Allowance for credit losses	$167,500	$179,800	$178,800	$183,800	$181,400	$(2,400)	$13,900
Debt	$1,194,570	$1,241,039	$1,355,359	$1,329,677	$1,344,855	$15,178	$150,285

	Other Key Metrics Quarterly Trend
	2Q 22	3Q 22	4Q 22	1Q 23	2Q 23	QoQ Inc (Dec)	YoY Inc (Dec)
Interest and fee yield (annualized)	29.8%	29.6%	28.5%	28.5%	28.2%	(0.3)%	(1.6)%
Efficiency ratio (1)	44.0%	44.2%	41.8%	43.8%	42.6%	(1.2)%	(1.4)%
Operating expense ratio (2)	14.7%	14.9%	13.4%	14.0%	13.6%	(0.4)%	(1.1)%
30+ contractual delinquency	6.2%	7.2%	7.1%	7.2%	6.9%	(0.3)%	0.7%
Net credit loss ratio (3)	10.0%	9.1%	15.0%	10.1%	13.1%	3.0%	3.1%
Book value per share	$31.15	$32.18	$32.41	$33.06	$32.71	$(0.35)	$1.56

(1) General and administrative expenses as a percentage of total revenue.

(2) Annualized general and administrative expenses as a percentage of average net finance receivables.

(3) Annualized net credit losses as a percentage of average net finance receivables.

	Averages and Yields
	YTD 23		YTD 22
	Average Net Finance Receivables	Average Yield (Annualized)	Average Net Finance Receivables	Average Yield (Annualized)
Small loans	$455,659	34.8%	$439,070	35.9%
Large loans	1,219,464	26.0%	1,003,326	27.4%
Retail loans	8,068	17.7%	10,725	18.3%
Total interest and fee yield	$1,683,191	28.3%	$1,453,121	29.9%
Total revenue yield	$1,683,191	31.9%	$1,453,121	33.5%

(1) Annualized interest and fee income as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	YTD 23 Compared to YTD 22
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Small loans	$2,977	$(2,421)	$(92)	$464
Large loans	29,648	(7,204)	(1,552)	20,892
Retail loans	(244)	(33)	9	(268)
Product mix	2,040	(1,852)	(188)	—
Total increase in interest and fee income	$34,421	$(11,510)	$(1,823)	$21,088

	Loans Originated (1)
	YTD 23	YTD 22	YTD $ Inc (Dec)	YTD % Inc (Dec)
Small loans	$258,944	$308,375	$(49,431)	(16.0)%
Large loans	443,085	438,851	4,234	1.0%
Retail loans	146	5,061	(4,915)	(97.1)%
Total loans originated	$702,175	$752,287	$(50,112)	(6.7)%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	YTD 23	YTD 22
Net credit losses	$97,619	$68,058
Percentage of average net finance receivables (annualized)	11.6%	9.4%
Provision for credit losses	$100,219	$76,258
Percentage of average net finance receivables (annualized)	11.9%	10.5%
Percentage of total revenue	37.3%	31.3%
General and administrative expenses	$116,219	$109,221
Percentage of average net finance receivables (annualized)	13.8%	15.0%
Percentage of total revenue	43.2%	44.8%

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and the funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position.

This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.

	2Q 23
Debt	$1,344,855
Total stockholders' equity	321,502
Less: Intangible assets	13,949
Tangible equity (non-GAAP)	$307,553
Funded debt-to-equity ratio	4.2	x
Funded debt-to-tangible equity ratio (non-GAAP)	4.4	x